UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sypris Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2009 Annual Meeting

and

Proxy Statement

SYPRIS SOLUTIONS, INC.

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. EDT
Tuesday, May 12, 2009

PLACE	Lower Level Seminar Room
101 Bullitt Lane, Louisville, Kentucky 40222

ITEMS OF BUSINESS	(1) To elect three Class I members of the Board of Directors, whose terms are described in the Proxy Statement.
(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	Holders of record of Sypris Common Stock at the close of business on March 16, 2009 are entitled to vote at the meeting.

ANNUAL REPORT	The Company’s 2008 Annual Report, which is not a part of the proxy soliciting materials, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the Annual Meeting.

John R. McGeeney

General Counsel and Secretary

April 7, 2009

Important Notice Regarding the Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to the annual meeting described above. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all the proxy materials, as well as providing access to those proxy materials on a publicly accessible Web site.

The notice of annual meeting of stockholders, proxy statement, form of proxy card and annual report on Form 10-K are available at www.sypris.com/proxymaterials.

Sypris Solutions, Inc. 101 Bullitt Lane, Suite 450 Louisville, KY 40222

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Sypris Solutions, Inc. of proxies to be voted at our 2009 Annual Meeting of Stockholders and at any postponement or adjournment thereof. In this Proxy Statement, we refer to Sypris Solutions, Inc. as “Sypris,” “Sypris Solutions,” “we,” “our” or “the Company.”

You are cordially invited to attend the Annual Meeting on May 12, 2009, beginning at 10:00 a.m. EDT. The Annual Meeting will be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky 40222.

We are first mailing this Proxy Statement and accompanying forms of proxy and voting instructions on or about April 7, 2009, to holders of our Common Stock at the close of business on March 16, 2009, the Record Date for the Annual Meeting.

Proxies and Voting Procedures

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, a large number of stockholders can be represented only by proxy. Most stockholders have a choice of voting over the Internet, using a toll-free telephone number or completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. Please be aware that if you vote over the Internet, you might incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 6:00 a.m. EDT on May 12, 2009.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the Annual Meeting.

In order to vote over the Internet or via telephone, stockholders must have their voting form in hand and call the number or go to the website identified on the enclosed form and follow the instructions to vote on the Internet or via telephone.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

Stockholders of Sypris Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

On the Record Date, March 16, 2009, there were 19,613,907 shares of Sypris Common Stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at the Company’s offices at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, between the hours of 8:30 a.m. and 5:30 p.m. local time.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum at the meeting for the election of directors. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Gill Family

As of the Record Date, the Gill family beneficially owned an aggregate of 8,414,163 shares or 42.8% of the Company’s outstanding Common Stock. For further information on ownership of Common Stock by the Gill family, see Stock Ownership of Certain Beneficial Owners.

Multiple Stockholders Sharing the Same Address

In accordance with a notice sent to eligible stockholders who share a single address by one or more banks, brokers or nominees with accountholders who are Sypris stockholders, those stockholders will receive only one Annual Report and Proxy Statement at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact the bank, broker or nominee directly or contact Sypris at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 or at 502-329-2000. If you own your shares through a bank, broker or other nominee, and you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting the bank, broker or nominee.

Cost of Proxy Solicitation

Sypris will pay the cost of soliciting proxies. Sypris may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, without additional compensation, in person or by telephone, facsimile or other electronic means.

Notice Regarding Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to the Annual Meeting described above. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all the proxy materials, as well as providing access to those proxy materials on a publicly accessible Web site. The notice of annual meeting of stockholders, proxy statement, form of proxy card and annual report on Form 10-K are available at www.sypris.com/proxymaterials.

GOVERNANCE OF THE COMPANY

Board of Directors

Our Board of Directors has adopted the Sypris Solutions, Inc. Guidelines on Corporate Governance (the “Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for the Company’s corporate governance initiatives and cover topics including, but not limited to, Board of Director and Committee composition and operation, director compensation and stock ownership requirements, and director tenure. The Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines on a regular basis, and reporting any recommended changes to the Board of Directors. A current copy of the Guidelines is available on the Company’s website at www.sypris.com.

During 2008, the Board of Directors held five regular meetings and six special meetings, and the Committees held fourteen meetings. All directors attended at least 75% of the Board meetings and meetings of Committees of which they are members. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, more than a majority of the directors have attended all Annual Meetings. Seven of eight directors attended the 2008 Annual Meeting.

Independence

The Board of Directors has determined that John F. Brinkley, William G. Ferko, William L. Healey, Sidney R. Petersen and Robert Sroka are “independent directors,” as such term is defined in NASD Rule 4200(a)(15).

In December 2008, the Board of Directors appointed William G. Ferko to serve a one-year term as Lead Independent Director. In this capacity, Mr. Ferko has frequent contact with our management, consulting with our executive officers and others on a broad range of matters. Mr. Ferko, as Lead Independent Director, presides over periodic independent sessions of the Board of Directors in which only independent directors participate. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing Lead Independent Director, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

Communications with Stockholders

Our Board of Directors welcomes communications from our stockholders. Stockholders may send communications to the Board of Directors, or to any director in particular, c/o Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222. Any correspondence addressed to the Board of Directors, or to any director in particular, in care of the Company, is forwarded by us to the addressee, without review by management.

Committees of the Board of Directors

During 2008, the Board of Directors had four ongoing Committees: the Audit and Finance Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee.

The current members of the Audit and Finance Committee are Sidney R. Petersen (Chairman), William G. Ferko and Robert Sroka. During 2008, the Audit and Finance Committee met six times.

The current members of the Compensation Committee are Robert Sroka (Chairman), John F. Brinkley and William L. Healey. During 2008, the Compensation Committee met six times.

The current members of the Executive Committee are Robert E. Gill (Chairman), Jeffrey T. Gill, R. Scott Gill and Sidney R. Petersen. During 2008, the Executive Committee held no meetings and took no actions via unanimous written consent.

The current members of the Nominating and Governance Committee are William G. Ferko (Chairman), John F. Brinkley and William L. Healey. During 2008, the Nominating and Governance Committee met two times.

Audit and Finance Committee

The Audit and Finance Committee currently consists of three directors, each of whom satisfies the independence requirements set forth in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Audit and Finance Committee, composed of the directors named in the preceding section, satisfies the requirements of NASD Rule 4350(d)(2). The Board of Directors has also determined that Sidney R. Petersen and William G. Ferko qualify as “financial experts” for purposes of Item 407(d) of Regulation S-K. The functions of the Audit and Finance Committee are described below under the heading Audit and Finance Committee Report. The Audit and Finance Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform. The Audit and Finance Committee reviews and reassesses the adequacy of the Audit and Finance Committee Charter on an annual basis. The Audit and Finance Committee Charter is attached as Exhibit A and is also available on the Company’s website at www.sypris.com.

Compensation Committee

The Compensation Committee currently consists of three directors, each of whom meets the NASD standard for independence set forth in NASD Rule 4200(a)(15). The functions of the Compensation Committee include administering management incentive compensation plans, establishing the compensation of officers and reviewing the compensation of directors. The Committee generally approves equity awards for the Company’s other employees and non-equity compensation for the Company’s other officers. However, the Committee has delegated to the Company’s Chief Executive Officer the discretion to award to non-executive employees in any one calendar year up to 100,000 stock options in the aggregate, with a maximum award of 10,000 options to any individual, and in addition, beginning in 2008 and until further amended by the Compensation Committee, up to 35,000 shares of restricted stock in the aggregate, with a maximum award of 3,500 shares to any individual. The Company’s Chief Executive Officer, with assistance from the Director of Human Resources and their support staff, provides recommendations to the Compensation Committee regarding compensation for those employees reporting directly to the Chief Executive Officer. However, the Committee retains full discretion to modify any compensation recommendations by management or any third parties.

In 2008, the Company engaged Mercer Human Resource Consulting, Inc., a leading, global human resources consulting firm, to assist the Committee in reviewing total compensation for the Company’s named executive officers and other key employees. Mercer provided the Committee with relevant market data and alternatives to consider when making compensation decisions regarding the Chief Executive Officer and the Company’s other executives. In 2008, the Compensation Committee has had direct access to Mercer and the opportunity to review various issues relating to executive compensation in executive session with Mercer, without management in attendance, on an “as needed” basis. For compensation decisions affecting 2009, the Company has also engaged the assistance of Pearl Meyer & Partners.

The Compensation Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform. The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter on an annual basis. A current copy of the Compensation Committee Charter is available on the Company’s website at www.sypris.com.

Executive Committee

The Executive Committee currently consists of four directors. The functions of the Executive Committee include exercising the duties of the full Board of Directors when and if necessary between regular meetings of the Board of Directors. The Executive Committee possesses all of the power of the full Board of Directors, except for certain powers under Delaware law which can only be exercised by the full Board. The Executive Committee operates pursuant to a formal written charter setting out the functions that this Committee is to perform. A current copy of the Executive Committee Charter is available on the Company’s website at www.sypris.com.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of three directors, each of whom satisfies the independence requirements set forth in NASD Rule 4200(a)(15). The functions of the Nominating and Governance Committee include recommending nominees to the Board of Directors for election as directors of the Company, and evaluating the performance and effectiveness of the Board of Directors, including a periodic assessment of the effectiveness of each of the directors. The Nominating and Governance Committee also makes recommendations to the Board of Directors from time to time as to matters of corporate governance.

The Nominating and Governance Committee employs an independent director profile to assess candidates for inclusion in the Company’s recommended slate of independent director nominees. The Nominating and Governance Committee takes a number of attributes into account during the nomination process, including an individual’s demonstrated leadership, maturity and public company experience. The Nominating and Governance Committee also places a value on building a diversity of viewpoints on the Board. In addition, the Nominating and Governance Committee will consider an individual’s integrity and commitment, as well as the candidate’s experience in our core market industries, certain targeted knowledge areas, complex multi-industry and/or technological areas and manufacturing or service operations.

All nominees for election at this Annual Meeting of Stockholders were previously elected by stockholders. To date, the Nominating and Governance Committee has not engaged third parties to identify or evaluate potential director candidates. Currently, the Company’s policy is not to seek or accept director nominations recommended by security holders (other than those directors who are also security holders, acting in their capacity as directors), and has not received any such nominations by any non-director security holders to date. In light of the Company’s current size, market position and historically low rates of director turnover, the policy of the Committee has been to develop and maintain contacts with potential candidates for future membership on the Board, primarily through the business relationships of the Company’s current and former officers and directors.

The Nominating and Governance Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform. The Nominating and Governance Committee reviews and reassesses the adequacy of the Nominating and Governance Committee Charter on an annual basis. A current copy of the Nominating and Governance Committee Charter is available on the Company’s website at www.sypris.com.

Certain Employees

Occasionally, we may have employees who are related to our executive officers. We compensate these individuals consistent with our policies that apply to all employees.

Code of Business Conduct

We have a corporate responsibility and compliance program which includes a written code of business conduct. We require all employees, including all officers and senior level executives, to adhere to our code of business conduct in addressing the legal and ethical issues encountered in conducting their work. The code of business conduct requires each of our employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest, fair and ethical manner and otherwise act with integrity. Our employees are required to certify that they have received a copy of the code of business conduct and have been provided with training on the code of business conduct and their related legal obligations. Employees are required to report any conduct they believe to be an actual or apparent violation of the code of business conduct or other Company policies and procedures. The code of business conduct details the procedures for confidential and anonymous reporting by employees and emphasizes our policy of non-retaliation. Our code of business conduct can be found on our corporate website at www.sypris.com. The information on our website is not part of this Proxy Statement and is not soliciting material.

Transactions with Related Persons

The Company’s code of business conduct requires all directors, executive officers and other employees of the Company to disclose and seek prior approval of any related party transaction. The Company’s directors, including the Chief Executive Officer and President, must report any potential conflict of interest to the Audit and Finance Committee, in accordance with the Audit and Finance Committee Charter. The other executive officers must report any potential conflict of interest to the Chief Executive Officer and President. In addition, the Company requires each director and executive officer to disclose any transactions involving related parties, or other potential conflicts of interest, in an annual written questionnaire. For 2008, no related party transactions (as defined in Item 404(a) of Regulation S-K) were reported or otherwise discovered by the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has served as the Company’s independent public accountants and auditors since and including the fiscal year ended December 31, 1989. Although the Audit and Finance Committee has not yet completed its process for selecting the independent public accountant and auditor for the Company with respect to its 2009 financial statements, the Audit and Finance Committee has approved the interim engagement of Ernst & Young LLP to perform audit and audit-related services with respect to 2009. The Audit and Finance Committee’s selection process includes consideration of the following factors: continuity of experience with the Company’s business, internal controls and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence and integrity; and reasonableness of fees. The Audit and Finance Committee has approved the fees described below for 2008. The Audit and Finance Committee believes that the fees paid for non-audit services are compatible with the independence of Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Fees Billed by Ernst & Young LLP

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and 2007 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Years Ended December 31,
	2008	2007(4)
Audit Fees (1)	$1,008,470	$905,044
Audit-Related Fees (2)	1,812	2,650
Tax Fees (3)	137,910	320,043

Total	$1,148,192	$1,227,737

(1)	Audit Fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, consultation regarding accounting and reporting matters related to the audit, review of documents filed with the SEC and an attestation report on the Company’s internal control over financial reporting for 2008 and 2007.

(2)	Audit-Related Fees principally included technical research tools and assistance in assessing the impact of proposed standards, rules or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies.

(3)	Tax Fees consist of tax return preparation fees, tax services other than those directly related to the audit of the income tax accrual, review of state and local income tax planning opportunities, foreign tax research and an international transfer pricing study.

(4)	Fees reported for 2007 include payments made in 2008 for fees incurred for 2007 and may not match those fees reported in the Company’s 2008 Proxy Statement.

Policy on Audit and Finance Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit and Finance Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants and auditors, either by a quorum of the Committee at any meeting or by the Committee’s authorized delegate for approvals between meetings, all of which are reported to the Committee at its next meeting. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent public accountants and auditors and management are required to periodically report to the full Audit and Finance Committee regarding the extent of services provided by the independent public accountants and auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the services provided by the independent public accountants and auditors under the categories Audit-Related and Tax described above were approved by the Audit and Finance Committee pursuant to the waiver of pre-approval provisions set forth in Rule 2-01(c) of Regulation S-X.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Finance Committee discussed these matters with the Company’s independent public accountants and auditors and with appropriate Company financial personnel. The Audit and Finance Committee also discussed with the Company’s senior management and independent public accountants and auditors the processes used to support the certifications by the Company’s chief executive officer and chief financial officer, which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit and Finance Committee met privately with both the independent public accountants and auditors and Company financial personnel, each of whom has unrestricted access to the Audit and Finance Committee. The Audit and Finance Committee appointed Ernst & Young LLP as the independent public accountants and auditors for the Company in 2008 after reviewing the firm’s performance and independence from management, among other factors.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. Ernst & Young LLP, the Company’s independent public accountants and auditors, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles. Ernst & Young LLP is also responsible for performing an audit of the Company’s internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board and expressing an opinion that the Company maintained effective internal control over financial reporting based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”). The Audit and Finance Committee is responsible for monitoring and overseeing these processes.

The Audit and Finance Committee reviewed with management and Ernst & Young LLP the Company’s draft of Form 10-K for 2008, including the Company’s audited financial statements and met separately with both management and Ernst & Young LLP to discuss and review those materials prior to issuance and filing with the Securities and Exchange Commission. Management has represented, and Ernst & Young LLP has confirmed, to the Audit and Finance Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Finance Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. A U Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to communications with auditors.

In addition, the Audit and Finance Committee has received from the independent auditors the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board

regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence. Ernst & Young LLP has confirmed by letter that, in its professional judgment, it is independent of the Company. The Audit and Finance Committee is not aware of any issues which could impair the independence of Ernst & Young LLP.

The Audit and Finance Committee discussed with management and Ernst & Young LLP the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit and Finance Committee specifically addressed with management and Ernst & Young LLP, management’s annual report regarding the effectiveness of the Company’s system of internal controls over financial reporting, management’s ongoing responsibilities for establishing and maintaining an adequate system, management’s evaluation of any significant deficiencies or material weaknesses in that system, management’s process for evaluating the effectiveness of such internal controls and the framework that was used to evaluate the effectiveness of the system. Management has represented, and Ernst & Young LLP has confirmed, to the Audit and Finance Committee that based on the COSO criteria, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008.

The Audit and Finance Committee reviewed with Ernst & Young LLP and pre-approved their proposed audit plans, audit scope, identification of audit risks and fees, either by vote of the Committee or by approval of the Committee’s authorized delegate acting between meetings. The Audit and Finance Committee also reviewed and pre-approved all non-audit services performed by Ernst & Young LLP and discussed with the independent public accountants and auditors their independence.

In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Sidney R. Petersen (Chairman)

William G. Ferko

Robert Sroka

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with terms that expire at successive annual meetings. Three Class I directors will be elected at the Annual Meeting to serve for a three-year term expiring at our annual meeting in 2012 or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement. We expect each nominee for election as a director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by the Board of Directors. The persons named as proxies in the accompanying form of proxy have advised us that at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the proxies for the election of the nominees named below. The persons named as proxies may not vote for a greater number of persons than the number of nominees named below.

The Board of Directors has nominated John F. Brinkley, Robert E. Gill and William L. Healey to be elected at the Annual Meeting as Class I directors whose terms will expire in 2012.

Set forth below are the principal occupation and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting.

Vote Required and Recommendation of the Board of Directors

Nominees receiving the greatest number of votes duly cast for the election of directors will be elected. Abstentions and broker “non-votes” are not counted as votes cast for purposes of, and therefore will have no impact as to, the election of directors. The Board of Directors recommends a vote FOR the election of the above-named nominees as Class I directors.

CLASS I DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2012

John F. Brinkley Age 71	John F. Brinkley has served as a director of Sypris since April 2005. Mr. Brinkley retired as General Manager, North American Automotive Operations Export Sales for Ford Motor Company in 1995 after a 33 year career with Ford. He also served in a variety of responsible management positions with Ford in Europe, including Vice President of Marketing, Director of Southern Europe Sales Operations and Director of Truck Operations. Mr. Brinkley is a member of the Compensation Committee and the Nominating and Governance Committee.

Robert E. Gill Age 83	Robert E. Gill has served as Chairman of the Board of Sypris and its predecessor since 1983, and as President and Chief Executive Officer of its predecessor from 1983 to 1992. Prior to 1983, Mr. Gill served in a number of senior executive positions, including Chairman, President and Chief Executive Officer of Armor Elevator Company, Vice President of A. O. Smith Corporation and President and Chief Executive Officer of Elevator Electric Company. Mr. Gill holds a BS degree in Electrical Engineering from the University of Washington and an MBA from the University of California at Berkeley. He is Chairman of the Executive Committee. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

William L. Healey Age 64	William L. Healey has served as a director of Sypris since 1997. Mr. Healey currently serves as a private investor and business consultant. From 2002 to 2005, he served as President and Chief Executive Officer of Cal Quality Electronics, an electronics manufacturing company. Mr. Healey served as a private investor and consultant from 1999 to 2002. He served as Chairman of the Board of Smartflex Systems, an electronics manufacturing company, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, including Senior Vice President of Operations. Mr. Healey also serves as a director of Microsemi Corporation and Pro-Dex Inc. Mr. Healey is a member of the Nominating and Governance Committee and the Compensation Committee.

CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE IN 2010

R. Scott Gill Age 50	R. Scott Gill has served as a director of Sypris and its predecessor since 1983. Mr. Gill has served as Managing Broker for Baird & Warner, a residential real estate brokerage firm, since June 2007. From June 2005 to June 2007, he served as a Managing Member of Astor & Longwood, LLC, a real estate development and investment company. Mr. Gill served as a Managing Broker with Coldwell Banker Residential Brokerage from 2003 to 2005 and as a Managing Broker and Associate with Koenig & Strey GMAC Real Estate, a residential real estate firm from 1999 to 2003. Mr. Gill served as Senior Vice President and Secretary of Sypris from 1997 to 1998, and as Vice President and Secretary of its predecessor from 1983 to 1998. Mr. Gill is a member of the Executive Committee. R. Scott Gill is the son of Robert E. Gill and the brother of Jeffrey T. Gill.

Robert Sroka Age 59	Robert Sroka has served as a director of Sypris since 1997. Mr. Sroka has served as Managing Director of Corporate Solutions Group, LLC, an investment banking firm, since December 2003. Mr. Sroka has also served as Managing Partner of Lighthouse Partners, a private investment and business consulting company. From November 2004 until February 2007, Mr. Sroka served as Vice President of Ardent Acquisition Corporation, a blank check company that merged with Avantair, Inc. Mr. Sroka served as Managing Director of Investment Banking-Mergers and Acquisitions for J.P. Morgan from 1994 to 1998. Prior to 1994, Mr. Sroka served in a variety of senior executive positions with J.P. Morgan, including Vice President-Investment Banking and Vice President-Corporate Finance. He also served as a director of North American Insurance Leaders, Inc., a blank check company that liquidated in May 2008 and as non-executive chairman of the board of Avado Brands, Inc., an operator of restaurants from November 2003 until May 2005. On February 4, 2004 Avado Brands, Inc., filed a voluntary petition under the federal bankruptcy laws, from which it emerged in May 2005. He is Chairman of the Compensation Committee and a member of the Audit and Finance Committee.

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2011

William G. Ferko Age 54	William G. Ferko has served as a director of Sypris since January 2005. Mr. Ferko currently serves as a private investor and business consultant. From January 2008 through January 2009, Mr. Ferko served as Chief Financial Officer for Philips BU Professional Luminaires North America, a manufacturer of lighting fixtures and controls. From 1998 through January 2008, he served as Vice President and Chief Financial Officer of Genlyte Group Incorporated, the predecessor to Philips BU Professional Luminaires North America. Prior to 1998, he served in several finance positions for Tenneco Inc. and its automotive and packaging divisions and as Chief Financial Officer for Monroe Auto Equipment Company and Goss Graphic Systems. Mr. Ferko is Chairman of the Nominating and Governance Committee and is a member of the Audit and Finance Committee.

Jeffrey T. Gill Age 53	Jeffrey T. Gill has served as President and Chief Executive Officer of Sypris and its predecessor since 1992, and as Executive Vice President of its predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. A director of Sypris and its predecessor since 1983, Mr. Gill is a member of the Executive Committee. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

Sidney R. Petersen Age 78	Sidney R. Petersen has served as a director of Sypris since 1997 and of Sypris Electronics from 1994 until its merger with Sypris in 1998. Mr. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil in 1984, where he served in a variety of increasingly responsible management positions since 1955. He is Chairman of the Audit and Finance Committee and a member of the Executive Committee.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the beneficial ownership of our Common Stock as of March 16, 2009 for (a) each director and nominee for director of the Company; (b) each person who is known by us to own 5% or more of our Common Stock; (c) the person who in 2008 served as the President and Chief Executive Officer of the Company; (d) the two other most highly compensated executive officers named in the Summary Compensation Table; and (e) the directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to such securities.

	Shares Beneficially Owned Common Stock
	Number	Percent
Robert E. Gill (1)	1,000.005%
253 Canton Avenue East
Winter Park, Florida 32789

Jeffrey T. Gill (2)	6,032,734	30.7%
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222

R. Scott Gill (3)	5,655,095	28.8%
161 East Chicago Avenue
Chicago, Illinois 60611

GFP I, LP (4)	3,274,666	16.7%
1220 North Market Street, Suite 606
Wilmington, Delaware 19801

Gill Family Capital Management, Inc. (5)	3,274,666	16.7%
101 Bullitt Lane, Suite 450
Louisville, KY 40222

John F. Brinkley (6)	28,579	*
William G. Ferko (7)	44,309	*
William L. Healey (8)	46,502	*
Sidney R. Petersen (9)	88,137	*
Robert Sroka (10)	140,938	*
Richard L. Davis (11)	240,163	1.2%
Sergio L. M. de Carvalho (12)	131,093	*
Current directors and executive officers as a group (15 persons) (13)	9,839,435	49.0%

Dimensional Fund Advisors Inc. (14)	1,528,375	7.9%
Needham Investment Management, LLC (15)	1,075,300	5.6%
Leviticus Partners, L. P. (16)	1,785,359	9.3%
AMH Equity, LLC (16)	1,785,359	9.3%

*	less than 1%.
(1)	Includes 500 shares beneficially owned by The Virginia G. Gill Trust, of which Robert E. Gill is the Trustee and Beneficiary and has voting and investment power with respect to these shares. Does not include 3,274,666 shares of the Common Stock of the Company owned by GFP I, LP, a Delaware limited partnership, of which Robert E. Gill is a limited partner holding an 11.34% ownership interest and of which The Virginia G. Gill Trust has a 5.16% ownership interest. Mr. Gill is also a director and executive officer of the Company.

(2)

Includes 24,828 shares issuable under currently exercisable stock options and 23,975 shares owned by Patricia G. Gill, his wife. Jeffrey T. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares held by GFP I, LP, of which Jeffrey T. Gill is a limited partner holding a 31.87% ownership interest, of which Patricia G. Gill is a limited partner holding a 1.33% ownership interest, and of which trusts for the benefit of Jeffrey T. Gill’s children, of which Jeffrey T. Gill is trustee, are limited partners holding an aggregate of 14.73% ownership interest. Gill Family Capital Management, Inc., a Kentucky corporation (the “General Partner”), is the general partner of GFP I, LP, with a 0.96% ownership interest in GFP I, LP. Jeffrey T. Gill is the Co-President and Treasurer of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of Jeffrey T. Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, Jeffrey T. Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director and executive officer of the Company and was a named executive officer during 2008.

(3)	Includes 27,724 shares issuable under currently exercisable stock options. Includes 3,274,666 shares owned by GFP I, LP, of which R. Scott Gill is a limited partner holding a 34.61% ownership interest. R. Scott Gill is the Co-President and Secretary of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of R. Scott Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, R. Scott Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director of the Company.

(4)	Voting and investment power is exercised through the General Partner. See footnotes (2) and (3).

(5)	In its capacity as General Partner. See footnotes (2) and (3).

(6)	Includes 11,381 shares issuable under currently exercisable stock options and 17,198 shares held by a family trust of which Mr. Brinkley is a trustee. Mr. Brinkley shares voting and investment power with respect to the shares held by the family trust.

(7)	Includes 5,175 shares issuable under currently exercisable stock options.

(8)	Includes 19,434 shares issuable under currently exercisable stock options, and 27,068 shares held by a family trust of which Mr. Healey is a co-trustee. Mr. Healey shares voting and investment power with respect to the shares held by the family trust.

(9)	Includes 19,896 shares issuable under currently exercisable stock options, and 68,241 shares held by a family trust of which Mr. Petersen is a trustee. Mr. Petersen shares voting and investment power with respect to the shares held by the family trust.

(10)	Includes 133,485 shares issuable under currently exercisable stock options.

(11)	Includes 77,379 shares issuable under currently exercisable stock options. Mr. Davis was a named executive officer during 2008.

(12)	Mr. Carvalho was a named executive officer in 2008.

(13)	Includes 470,057 shares issuable under currently exercisable stock options.

(14)	Based on a Schedule 13G filed February 9, 2009 with the SEC by Dimensional Fund Advisors Inc. and dated December 31, 2008. According to the filing, Dimensional Fund Advisors Inc. (“Dimensional”), in its role as an investment advisor or manager, possesses voting and investment power over these shares that are owned by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of these shares. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(15)	Based on a Schedule 13G filed January 20, 2009 with the SEC by Needham Investment Management, LLC and dated December 31, 2008. According to the filing, Needham Investment Management, LLC (“Needham”) in its role as an investment advisor, possesses shared voting and dispositive power over 1,075,300 shares. The address of Needham is 445 Park Avenue, New York, New York, 10022.

(16)

Based on a Schedule 13G filed January 5, 2009 with the SEC by Leviticus Partners, L.P. (“Leviticus”) and AMH Equity, LLC (“AMH”) dated December 26, 2008. According to the filing, Leviticus and AMH share voting and dispositive power with respect to 1,785,359 of the shares. The address for Leviticus is 60 East 42nd Street, Suite 901, New York, New York 10165. The address for AMH is 60 East 42nd Street, Suite 901, New York, New York 10165.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of Sypris Common Stock to file reports of holdings and transactions in Sypris stock with the Securities and Exchange Commission. Except as noted below, based on our information, we believe that all Section 16(a) Securities and Exchange Commission filing requirements applicable to our directors, officers and other beneficial owners for 2008 were timely met.

Mr. Robert E. Gill, Mrs. Virginia G. Gill, Mr. Jeffrey T. Gill, and Mr. R. Scott Gill each inadvertently filed one late Form 4 filing related to the transfer of limited partnership interests on May 13, 2008 due to an administrative error. These reports were subsequently filed by each individual on May 23, 2008.

There were inadvertent late filings on behalf of Mr. M. Glen French, Jr. with respect to a Form 3 and two Form 4 filings reporting three transactions that were not reported on a timely basis all due to an administrative error. Mr. French subsequently filed the required reports on April 29, 2008.

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the ages, positions and certain other information regarding the executive officers of the Company.

Robert E. Gill Age 83	Robert E. Gill has served as Chairman of the Board of Sypris and its predecessor since 1983, and as President and Chief Executive Officer of its predecessor from 1983 to 1992. Prior to 1983, Mr. Gill served in a number of senior executive positions, including Chairman, President and Chief Executive Officer of Armor Elevator Company, Vice President of A. O. Smith Corporation and President and Chief Executive Officer of Elevator Electric Company. Mr. Gill holds a BS degree in Electrical Engineering from the University of Washington and an MBA from the University of California at Berkeley. He is Chairman of the Executive Committee. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

Jeffrey T. Gill Age 53	Jeffrey T. Gill has served as President and Chief Executive Officer of Sypris and its predecessor since 1992, and as Executive Vice President of its predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. A director of Sypris and its predecessor since 1983, Mr. Gill is a member of the Executive Committee. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

Sergio L. M. de Carvalho Age 52	Sergio L. M. de Carvalho has served as Vice President of Sypris and President of Sypris Technologies since June 2007. From 1975 to 2007, Mr. Carvalho served in a variety of senior management positions with ArvinMeritor and its predecessors, including most recently as Vice President and General Manager of its Bus and Coach, Government, Specialty, Ride Control, Suspension, Trailer and Brake businesses. During his long tenure with ArvinMeritor, he held several leadership management positions in both the United States and in Brazil and also served as a board member for numerous ArvinMeritor international businesses. Mr. Carvalho holds a Bachelor’s degree in Physics from the University de Sao Paulo, Brazil and is fluent in Portuguese, English and Spanish.

Kathy Smith Boyd Age 55	Kathy Smith Boyd has served as a Vice President of Sypris, as President and Chief Executive Officer of its subsidiary, Sypris Test & Measurement, from 2003 to April 2005 and as President of Sypris Test & Measurement from April 2005 to the present. Ms. Boyd served as Corporate Vice President for Global Services and Solutions for Acterna, a communications test and measurement company, from 2000 to 2002, as Vice President and General Manager of the North American Consulting Business of Hewlett Packard from 1998 to 2000, and in a variety of management positions with Hewlett Packard from 1985 to 1998. Ms. Boyd holds a BA degree in History and Psychology from Moravian College.

John J. Walsh Age 50	John J. Walsh has served as Vice President of Sypris since July 2008, and as President of its subsidiary, Sypris Electronics, since March 2008 to the present. Mr. Walsh served as Corporate Executive Vice President of Strategy, Technology and Development for Ducommun Incorporated, a provider of aerospace and defense engineering and manufacturing services, and as President of Ducommun Technologies, a wholly-owned subsidiary of Ducommun Incorporated, from March 2004 to March 2008. From May 1999 through March 2004, he served as Executive Vice President and Chief Operating Officer for Special Devices, Inc., a provider of engineered energetic devices for the Automotive, Defense & Aerospace, and Mining & Blasting industries. Mr. Walsh holds a BS degree in Aeronautical and Astronautical Engineering from Purdue University, an Executive MBA from St. Joseph’s University and patents for aerospace, automotive and commercial mining and blasting applications.

Brain A. Lutes Age 44	Brian A. Lutes has served as Vice President and Chief Financial Officer of Sypris since September 2008. From 2007 to 2008, Mr. Lutes served as Vice Chairman of Finance and Administration for MAG Industrial Automation Systems, a leading manufacturer of machine tools and systems serving the aerospace, automotive, construction, power generation and other durable goods industries. He served as Chief Financial Officer and Vice President of Finance and Administration for The Wornick Company, a provider of shelf-stable, ready-to-eat meals to military and consumer branded food companies, from 2005 to 2007 and as Senior Vice President for Fifth Third Bancorp from 2002 to 2004. Prior to 2002, Mr. Lutes served with the General Electric Company for seventeen years in a number of increasingly responsible executive positions within GE and GE Capital culminating with his assignment as Chief Financial Officer of Global Operations for GE Medical Systems. Mr. Lutes holds Bachelor and Masters degrees in Mechanical Engineering from the University of Louisville’s J.B. Speed School of Engineering and an MBA from the University of Connecticut’s Executive MBA program.

Richard L. Davis Age 55	Richard L. Davis has served as Senior Vice President of Sypris since 1997, as Secretary from 1998 to 2003 and as Vice President and Chief Financial Officer of its predecessor from 1985 to 1997. Prior to 1985, Mr. Davis served in a number of management positions with Armor Elevator and Coopers and Lybrand. Mr. Davis holds a BS degree in Business Administration from Indiana University and an MBA from the University of Louisville. He is a certified public accountant in the state of Kentucky.

John R. McGeeney Age 52	John R. McGeeney has served as General Counsel and Secretary of Sypris since June 2003. Mr. McGeeney was Of Counsel to Middleton and Reutlinger, a law firm, in 2003, and served as General Counsel for Inviva, Inc., an insurance holding company, from 2000 to 2002. Mr. McGeeney also served in several senior leadership positions, including General Counsel and Secretary, with ARM Financial Group, a financial services company, from 1994 to 1999, and as Counsel and Assistant General Counsel for Capital Holding Corporation, a financial services company, from 1988 to 1994. Mr. McGeeney holds a BA degree from Amherst College and a JD degree from the University of Notre Dame Law School.

Anthony C. Allen Age 50	Anthony C. Allen has served as Vice President, Treasurer and Assistant Secretary of Sypris since December 2004 and as Vice President of Finance and Information Systems and Assistant Secretary of Sypris from 2003 to December 2004. Mr. Allen served as Vice President, Controller and Assistant Secretary of Sypris from 1997 to 2003. He served as Vice President of Finance of Sypris’ predecessor from 1994 to 1998 and as Vice President and Controller from 1987 to 1994. Prior to 1987, Mr. Allen served in a variety of management positions with Armor Elevator. Mr. Allen holds a Bachelors degree in Business Administration from Eastern Kentucky University and an MBA from Bellarmine University. He is a certified public accountant in the state of Kentucky.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company’s President and Chief Executive Officer, and the two other most highly compensated executive officers who served in such capacities as of December 31, 2008 (the “named executive officers”), for services rendered to the Company during the past fiscal year.

“Total” compensation, as reported in column (j) of the Summary Compensation Table, reflects the dollar amount of equity awards granted to named executive officers in 2008 as recognized for financial statement reporting purposes. This includes annual amortizations in 2008 of various equity grants made in 2008 as well as in prior years. “Total” compensation does not include amortizations for certain awards of performance based restricted stock which are not yet reportable under Statement of Financial Accounting Standards (“SFAS”) No. 123(R), including 100% of the restricted stock awards to Mr. Gill.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)(1)	(e)(2)	(f)(3)	(g)(4)	(i)(5)	(j)
J. T. Gill, President and	2007	550,000	75,000	—	19,975	—	44,731	689,706
Chief Executive Officer	2008	586,538	—	—	20,035	150,000	48,272	804,845

R. L. Davis, Senior Vice President	2007	290,962	—	69,270	37,867	30,000	31,418	459,517
	2008	303,769	—	56,609	21,419	60,000	34,892	476,689

S. L. M. de Carvalho, Vice President (6)	2008	330,962	—	49,577	—	60,000	30,970	471,509

(1)	The amounts in column (d) reflect Mr. Gill’s bonus payment of $75,000, in 2007, in connection with his effort through the bankruptcy proceedings of Dana Corporation, the Company’s largest customer.

(2)	The amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes for the 2007 and 2008 fiscal years, in accordance with SFAS No. 123(R), of restricted stock awards pursuant to the 2004 Sypris Equity Plan and therefore may include amounts from awards granted in prior periods. With respect to Mr. Gill, the Company has determined that the performance target goals in his performance-based restricted stock awards are not sufficiently probable to result in the recognition of compensation expense pursuant to the SFAS No. 123(R). In August of 2008 Mr. Gill forfeited 6,600 shares of restricted stock which did not vest due to the Company’s failure to meet performance criteria. Assumptions used in the calculation of these amounts in 2008 are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on or about March 31, 2009 and in footnote 14 for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2008.

(3)	The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the 2007 and 2008 fiscal years, in accordance with SFAS No. 123(R), of stock option awards pursuant to the 2004 Sypris Equity Plan and the 1994 Stock Option Plan for Key Employees and thus include amounts from awards granted in prior periods. Assumptions used in the calculation of these amounts for 2008 are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about March 31, 2009 and in footnote 14 for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2008. Mr. Gill and Mr. Davis participated in the Company’s 2008 Stock Option Exchange Program (“Program”). In each case, they exchanged vested “unexercised” options for new vested options with an incremental “fair value” of zero dollars, pursuant to SFAS No. 123(R). The new options have an exercise price of $4.31 and expire on March 30, 2012. The chart below shows the number of vested underwater stock options surrendered in exchange for the new grants of stock options under the Program.

Participant	New 4 Year Option Awards	Vested Stock Options Surrendered	Grant Date Fair Value of Stock Awards and Option Awards
J. T. Gill	18,828	41,685	$22,997
R. L. Davis	12,304	27,240	$15,028

(4)	The amounts in column (g) reflect the dollar amounts of certain retention-based incentive cash awards granted to employees in January of 2007, subject to their continued services or retirement through the end of 2007 as well as performance-based cash compensation granted in April 2008 related to the Company’s prior achievement of certain profit before tax and free cash flow targets.

(5)	The amounts in column (i) include the aggregate dollar amounts of all perquisites and other compensation offered by the Company which included auto leases for personal and business use, Company 401(k) matching contributions (for each named executive officer), premiums on executive life insurance (for each named executive officer), premiums on long-term disability coverage (for Mr. Gill,) long-term care insurance (for Mr. Gill and his spouse), and a variety of smaller, routine perquisites, including complimentary or discounted food, drink, entertainment, clothing, gifts or similar benefits which in the aggregate do not exceed $1,500 in value per year.

(6)	Mr. Carvalho was not a named executive officer in 2007, and therefore only 2008 compensation is reported.

All employees in the United States not covered by a collective bargaining agreement, are automatically enrolled in the Company’s 401(k) retirement savings plan, a tax-qualified plan, at a pre-tax contribution rate of 3%. Employees may opt out of the plan or may elect to change their contribution in increments of 1% of pre-tax salary. Historically, the Company has contributed a matching amount of 100% of the participating employees first 3% of eligible salary. Beginning in April of 2009, the Company intends to suspend the matching contribution pending further review by the Compensation Committee and the Board. Company contributions vest at the rate of 20% per year with 100% vesting attained at 5 years of service.

Stock options and restricted stock awards under the 2004 Sypris Equity Plan, are subject to accelerated vesting upon any change of control of the Company, pursuant to the terms of the Plan. The respective values of the unvested stock options and the unvested shares of restricted stock which would have become vested for the named executive officers in the event of a change in control, calculated as of December 31, 2008, would have been as follows: $54,722 for Mr. Gill, $45,368 for Mr. Carvalho and $47,652 for Mr. Davis. For restricted stock, these valuations reflect (i) the number of each such individual’s unvested shares of restricted stock on December 31, 2008, multiplied by (ii) the Company’s stock price on December 31, 2008. None of the named executive officers above had stock options with a strike price which exceeded the Company’s stock price on the last trading day of 2008.

Effective as of March 9, 2009 for the pay period ending March 20, 2009, the Company has reduced Mr. Gill’s salary by 20%, and the salaries of the other executive officers, including Mr. Davis and Mr. de Carvalho, by 15%. Effective as of March 9, 2009, the Company’s executive officers and certain other key employees, including Mr. Davis and Mr. Carvalho, have entered into employment agreements with the Company. If terminated without Cause then (i) these employees would continue to receive their current salary for a period of 12 months following the date of termination, provided that if they become employed by another entity during such time, these employees would only receive 30% of such salary, and (ii) all of the employee’s outstanding restricted stock and stock options would become 100% vested and remain exercisable until the expiration date then in effect for any such stock options. The employment agreements also contain confidentiality, non-compete and non-solicitation covenants by the employee during the term of the agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Grant Date
(a)	(b)	(c)	(e)	(f)	(g)	(h)(9)	(i)	(j)(8)	(k)
J.T Gill		20,000(1)	10.36	3/1/2012					3/2/2006
	18,828		4.31	3/30/2012					3/31/2008
							13,400(9)	8,147	8/1/2005
							20,000(10)	12,200	3/2/2006
							56,309(11)	34,348	3/1/2007
							57,799(11)	35,257	2/26/2008
R.L. Davis	40,000		6.25	2/26/2009					2/27/2001
	8,000	2,000(2)	8.25	2/24/2011					2/25/2003
	2,600	665(2)	8.25	2/24/2011					2/25/2003
	38,400	9,600(3)	8.27	2/25/2011					2/26/2003
		12,500(1)	10.36	3/1/2012					3/2/2006
	12,304		4.31	3/30/2012					3/31/2008
					6,000(4)	3,660			8/1/2005
					9,000(5)	5,490			3/2/2006
					15,000(6)	9,150			1/12/2007
					5,936(7)	3,621			3/1/2007
							17,809(11)	10,863	3/1/2007
							18,820(11)	11,151	2/26/2008
					6,093(12)	3,717			2/26/2008
S. L. M. de Carvalho					20,000(13)	12,200			6/25/2007
					30,000(14)	18,300			6/25/2007
							18,280(11)	11,151	2/26/2008
					6,093(12)	3,717			2/26/2008

(1)	Stock option awards which vest 30%, 30% and 40% on March 2, 2009, March 2, 2010 and March 2, 2011, respectively.

(2)	Stock option awards which vest 20% on each of the second, third, fourth, fifth and sixth anniversary of the grant date, respectively, of the eight year option term. The remaining unvested stock options of the underlying award vest on February 25, 2009.

(3)	Stock option awards which vest 20% on each of the second, third, fourth, fifth and sixth anniversary of the grant date, respectively, of the eight year option term. The remaining unvested stock options of the underlying award vest on February 26, 2009.

(4)	Restricted stock awards which vest in one-third increments. The remaining unvested portion of the underlying award will vest on August 1, 2010 and August 1, 2012.

(5)	Restricted stock awards which vest in one-third increments on March 2, 2009, March 2, 2011 and March 2, 2013.

(6)	Restricted stock awards which vest 100% on January 12, 2011.

(7)	Restricted stock awards which vest in one-third increments on March 1, 2010, March 1, 2012 and March 1, 2014.

(8)	Market value of shares that have not vested in columns (h) and (j) was calculated using the closing stock price on December 31, 2008.

(9)	Performance-based restricted stock awards which vest in approximately one-third increments on the third, fifth and seventh anniversary of the grant date if performance criteria is achieved. The remaining unvested underlying award will vest on August 1, 2010, and August 1, 2012, respectively,

(10)	Performance-based restricted stock awards which vest in approximately one-third increments on March 2, 2009, March 2, 2011, and March 2, 2013, respectively, if performance criteria is achieved.

(11)	Performance-based restricted stock awards which vest in one-fourth increments on the first, second, third, and fourth anniversary, respectively, of the date on which the performance criteria is achieved.

(12)	Restricted stock award which vests in one-third increments on February 26, 2011, February 26, 2013 and February 26, 2015.

(13)	Restricted stock award which vests 30%, 30% and 40% on June 25, 2010, June 25, 2011 and June 25, 2012, respectively.

(14)	Restricted stock awards which vest in approximately one-third increments on June 25, 2010, June 25, 2012 and June 25, 2014.

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	All Other Compensation	Total ($)
(a)(2)	(b)	(d)	(g)(1)	(h)
J. F. Brinkley	65,550	11,425	—	76,975
W. G. Ferko	31,900	47,825	—	79,725
R. E. Gill	—	—	327,420	327,420
R. S. Gill	68,850	—	—	68,850
W. L. Healey	30,802	46,173	—	76,975
S. R. Petersen	33,595	50,380	—	83,975
R. Sroka	85,100	—	—	85,100

(1)	The amount provided in column (g) represents the annual salary and the aggregate dollar amount of all perquisites for Mr. R. E. Gill as an executive officer of the Company, which included auto lease for personal and business use, a term life policy and a variety of smaller, routine perquisites, including complimentary or discounted food, drink, entertainment, clothing, gifts or similar benefits which in the aggregate are estimated not to exceed $1,500 in value per year. Mr. R. E. Gill does not receive compensation for his services as a director. Mr. R.E. Gill is the father of the Company’s president and chief executive officer Jeffery T. Gill.

(2)	The Directors listed in column (a) had the following aggregate amounts of option awards outstanding at fiscal year end (Mr. Brinkley 11,381, Mr. Ferko 5,175, Mr. R. Scott Gill 27,724, Mr. Healey 19,434, Mr. Petersen 19,896 and Mr. Sroka 133,485). Messrs. Brinkley, Ferko, R.S. Gill, Healey, Petersen, Sroka also participated in the Company’s 2008 Stock Option Exchange Program. In each case, the participating director exchanged vested “unexercised” options for either new vested options or shares of stock with an incremental “fair value” of zero dollars, pursuant to SFAS No. 123(R). The Chart below shows the number of underwater stock options surrendered in exchange for the new grants of stock options under the Program.

Participant	4 Year Option Awards	Vested Stock Options Surrendered	Grant Date Fair Value of Stock Awards and Option Awards
J. F. Brinkley	11,381	17,743	$13,901
W. G. Ferko	5,175	4,478	$6,321
R. E. Gill	—	—	—
R. S. Gill	27,724	58,636	$33,862
W. L. Healey	19,434	40,282	$23,737
S. R. Petersen	19,896	35,116	$24,301
R. Sroka	6,387	10,493	$7,801

(3)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R) of common stock awards pursuant to the 2004 Sypris Equity Plan and the Directors Compensation Program. Because these awards consisted of fully vested shares, the amounts in column (d) are equal to the fair value of all shares awarded in 2008, valued at the closing price of the Company’s common stock as of the time of the award.

In 2008, non-employee directors (John F. Brinkley, William G. Ferko, R. Scott Gill, William L. Healey, Sidney R. Petersen and Robert Sroka) received an annual retainer. Beginning in April 2008, the average annual retainer for each non-employee director was adjusted to account for additional time requirements for members of the Compensation Committee and ranged from approximately $70,000 to $86,000, payable after each quarter, in equal installments in cash, or a combination of 40% cash and 60% stock, at each director’s election. In 2008, Messrs. Brinkley, R.S. Gill and Sroka elected to receive 100% of their compensation in the form of cash, while Messrs. Ferko, Healey and Petersen elected to receive 40% in cash and 60% in common stock (valued at the latest closing price available at the time of the award.) For the fourth quarter of 2008, the Directors Compensation Program was amended to discontinue the equity election. In 2009, the non-employee directors will receive a base amount of 5,200 shares of common stock in lieu of a portion of their overall cash compensation, with the remaining portion to be paid in cash.

All directors are reimbursed for travel and related expenses for attending Board and Committee meetings. In 2008, the Company held 4 meetings which required board members to travel. We also provide non-employee directors with travel accident insurance when on Company business. Directors who are employees of Sypris or its affiliates are not eligible to receive compensation for services as a director.

AVAILABILITY OF REPORT ON FORM 10-K

A stockholders’ letter and a copy of our Annual Report on Form 10-K, which together constitute our Annual Report to Stockholders, has been mailed concurrently with this Proxy Statement to stockholders entitled to notice of and to vote at the Annual Meeting. Such Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material. Stockholders may also request a copy of the Company’s Report on Form 10-K which may be obtained without charge by writing to John R. McGeeney, Secretary, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares over the Internet or by telephone, or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting in the year 2010 must deliver the proposal to the Company’s corporate Secretary at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222:

•	Not later than December 8, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Act of 1934.

•

Stockholder proposals received after February 22, 2010, will be considered untimely, and the proxies solicited by Sypris for next year’s annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that annual meeting.

John R. McGeeney

General Counsel and Secretary

April 7, 2009

Exhibit A

Sypris Solutions, Inc.

Audit and Finance Committee

Charter

The Audit and Finance Committee of the Board of Directors (the “Audit and Finance Committee”) shall be composed of three or more Outside Directors and shall meet the test for Independence, financial literacy and financial expertise requirements of Section 10A of the Securities Exchange Act of 1934, the Nasdaq Stock Market and any other applicable regulatory requirements. The Audit and Finance Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to stockholders, potential stockholders and the investment community with regard to accounting, reporting practices, and the quality and integrity of the Company’s financial statements. The Audit and Finance Committee shall maintain free and open communications between the Board of Directors, the independent auditors, any internal auditors and the executive officers of the Company.

The Audit and Finance Committee shall be responsible for the appointment of independent auditors, discussing the scope of the auditor’s examination, reviewing financial statements and consulting with the independent auditors on the adequacy of internal controls. The ultimate accountability of the independent auditors is to the Audit and Finance Committee and to the Board of Directors as representatives of the Company’s stockholders. The Audit and Finance Committee shall also be responsible for providing oversight with regard to the Company’s debt and credit arrangements, acquisitions, divestitures and proposals for changes in the Company’s capitalization and financing strategies. In fulfilling its duties, the Audit and Finance Committee shall have the authority, to the extent deemed necessary or appropriate, to retain outside legal, accounting or other advisors. The Company shall provide funding, as determined by the Audit and Finance Committee, for compensation payable to the independent auditors for the purpose of rendering or issuing an audit report, and to advisors employed by the Audit and Finance Committee.

The Chairman of the Audit and Finance Committee shall have demonstrated experience in accounting and/or financial management. The Audit and Finance Committee shall meet at least four times during the year for the purposes of performing its duties. The Audit and Finance Committee shall meet in separate executive sessions with management, the internal auditors and the independent auditors as needed. The purpose and duties of the Audit and Finance Committee shall include, but not be limited to, the following:

➢	To have the sole authority and responsibility to select, appoint or replace the independent auditors;

➢	To establish, review and evaluate the activities of the independent auditors and the internal audit function. The Audit and Finance Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting);

➢	To review the annual audited financial statements of the Company with management and the independent auditors, prior to publication, and recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K;

➢	To review the quarterly financial results of the Company with management and the independent auditors prior to the earnings release and filing of the Quarterly Report on Form 10-Q;

➢	To discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and quarterly reviews;

➢	To review recommendations of the independent auditors and responses of management;

➢	To review, discuss and confirm the independence of the independent auditors and the matters included in the written disclosures required by the Independence Standards Board, and pre-approve all audit services and permitted non-audit services, including the fees and terms of such services;

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➢	To evaluate the lead partner of the independent auditor, and ensure rotation of the lead partner;

➢	To review and discuss the Company’s financial reporting, loss exposures and asset control with management and the independent auditors;

➢	To direct and supervise any special investigations the Committee deems necessary;

➢	To review the financial constraints within which the Company will operate, such as debt-equity ratio, coverage of fixed charges, and other financial ratios;

➢	To review Company debt and credit arrangements;

➢	To assist management with the development of appropriate financing strategies, including the review of proposals for obtaining additional capital funds or other changes in the capitalization of the Company;

➢	To review investment banker relationships and investor relations activities;

➢	To review and approve a report of the Audit and Finance Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting;

➢	To review and approve, every three years, the publication of the Audit and Finance Committee Charter as an attachment to the Company’s proxy statement;

➢	To establish procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

➢	To review and approve all related party transactions; and

➢	To review and assess the adequacy of and update, if necessary, this Audit and Finance Committee Charter annually.

The Vice President and Chief Financial Officer will have a dotted line reporting relationship to the Audit and Finance Committee and will be responsible for providing the Audit and Finance Committee with data, analysis, special reports and other forms of assistance as may be requested by the Audit and Finance Committee from time-to-time. The Audit and Finance Committee shall report the results of its deliberations, actions and observations to the Board of Directors of the Company.

While the Audit and Finance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit and Finance Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company’s corporate policies.

The following individuals currently serve as members of the Audit and Finance Committee of the Company’s Board of Directors:

Sidney R. Petersen, Chairman

William G. Ferko

Robert Sroka

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c/o National City Bank Shareholder Services Operations Locator 5352 P.O. Box 94509 Cleveland, OH 44101-4509	VOTE BY TELEPHONE
Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

Telephone and Internet votes must be received by 6:00 a.m. EDT on May 12, 2009 to be included in the final tabulation.

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If voting by mail, this proxy card must be signed and dated below.

ò  Please fold and detach card at perforation before mailing.  ò

SYPRIS SOLUTIONS, INC.

Revocable Proxy for Annual Meeting of Stockholders to be held on May 12, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SYPRIS SOLUTIONS, INC.

The undersigned appoints Robert E. Gill and Jeffrey T. Gill, and each of them, as proxies for the undersigned, with full power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sypris Solutions, Inc. (the “Company”) to be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky on Tuesday, May 12, 2009, at 10:00 a.m. local time, or any adjournment thereof, as follows, hereby revoking any proxy previously given.

Date: , 2009

SIGNATURE(S)

SIGNATURE(S)
Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be Held on May 12, 2009:

The notice of annual meeting of stockholders, proxy statement, proxy card and annual report to stockholders are available at www.sypris.com/proxymaterials.

ò    Please fold and detach card at perforation before mailing.    ò

SYPRIS SOLUTIONS, INC.	PROXY CARD

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED “FOR” ALL THE NOMINEES LISTED IN ITEM 1.

The Board of Directors recommends a vote “FOR” all of the nominees.

1.	Election of the following Class I director nominees for three-year terms expiring in 2012:

        Nominees:        (1)  John F. Brinkley                    (2)  Robert E. Gill                    (3)  William L. Healey

❑  FOR ALL                        ❑  WITHHOLD ALL                        ❑  FOR ALL EXCEPT

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

❑  Please mark this box if you plan to attend the Annual Meeting.

(CONTINUED ON REVERSE SIDE)